                                                                     Exhibit 3.1

                               Chapman and Cutler
                             111 West Monroe Street
                            Chicago, Illinois  60603

                                December 5, 1995

EVEREN Unit Investment Trusts
77 West Wacker Drive
Chicago, Illinois  60601

     Re: EVEREN Unit Investment Trusts Series 40
         ---------------------------------------

Gentlemen:

     We have served as counsel for EVEREN Unit Investment Trusts, as Sponsor and Depositor of EVEREN Unit Investment Trusts Series 40 (the "Fund"), in connection with the preparation, execution and delivery of Trust Agreements dated the date of this opinion between EVEREN Unit Investment Trusts, as Depositor, and The Bank of New York, as Trustee, pursuant to which the Depositor has delivered to and deposited the Bonds listed in the Schedules to each Trust Agreement with the Trustee and pursuant to which the Trustee has issued to or on the order of the Depositor a certificate or certificates representing all the Units of fractional undivided interest in, and ownership of, the Fund, created under said Trust Agreements.

     In connection therewith we have examined such pertinent records and documents and matters of law as we have deemed necessary in order to enable us to express the opinions hereinafter set forth.

     Based upon the foregoing, we are of the opinion that:

            1. The execution and delivery of the Trust Agreements and the execution and issuance of certificates evidencing the Units of the Fund have been duly authorized; and

            2. The certificates evidencing the Units of the Fund, when duly executed and delivered by the Depositor and the Trustee in accordance with the aforementioned Trust Agreements, will constitute valid and binding obligations of the Fund and the Depositor in accordance with the terms thereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (File No. 33-64619) relating to the Units referred to above and to the use of our name and to the reference to our firm in said Registration Statement and in the related Prospectus.

                                     Respectfully submitted,



                                     CHAPMAN AND CUTLER

                               Chapman and Cutler
                             111 West Monroe Street
                            Chicago, Illinois  60603

                                December 5, 1995

EVEREN Unit Investment Trusts,
a service of Kemper Securities, Inc.
77 West Wacker Drive, 29th Floor
Chicago, Illinois  60601

The Bank of New York
101 Barclay Street
New York, New York  10286

     Re: EVEREN Unit Investment Trusts Series 40

Gentlemen:

     We have acted as counsel for EVEREN Unit Investment Trusts, a service of Kemper Securities, Inc., as Sponsor and Depositor of EVEREN Unit Investment Trusts Series 40 (the "Trust"), in connection with the issuance of Units of fractional undivided interest in the Trust, under a Trust Agreement dated December 5, 1995 (the "Indenture") between EVEREN Unit Investment Trusts, a service of EVEREN Securities, Inc., as Depositor and Evaluator, and The Bank of New York, as Trustee.

     In this connection, we have examined the Registration Statement, the Prospectus, the Indenture, and such other instruments and documents as we have deemed pertinent.

     The assets of the Trust will consist of a portfolio of corporate debt obligations (the "Corporate Bonds" or the "Obligations") as set forth in the Prospectus. All Obligations have been issued after July 18, 1984.

     Based upon the foregoing and upon an investigation of such matters of law as we consider to be applicable, we are of the opinion that, under existing Federal income tax law:

            (i) The Trust is not an association taxable as a corporation for Federal in come tax purposes but will be governed by the provisions of subchapter J (relating to Trusts) of chapter 1, Internal Revenue Code of 1986 (the "Code").

            (ii) Each Unitholder will be considered as owning a pro rata share of each asset of the Trust for Federal income tax purposes. Under subpart E, subchapter J of chapter 1 of the Code, income of the Trust will be treated as income of each Unitholder. Each Unitholder will be considered to have received his pro rata share of income derived from each Trust asset when such income is received by the Trust. Each Unitholder will also be required to include in taxable income for Federal income tax purposes, original issue discount with respect to his interest in any Obligation held by the Trust at the same time and in the same manner as though the Unitholder were the direct owner of such interest.

            (iii) Each Unitholder will have a taxable event when an Obligation is disposed of (whether by sale, exchange, redemption, payment on maturity or otherwise) or when the Unitholder redeems or sells his Units. A Unitholder's tax basis in his Units will equal his tax basis in his pro rata portion of all the assets of the Trust. Such basis, is determined (before the adjustments described below) by apportioning the tax basis for the Units among each of the Trust assets according to value as of the valuation date nearest the date of acquisition of the Units Unitholders must reduce their tax basis of their Units for their share of accrued interest, if any on obligations delivered after the date the Unitholders pay for their Units to the extent such interest accrued on such Obligations during the period from the Unitholder's settlement date to the date such obligations are delivered to the Trust and, consequently such Unitholder may have an increase in taxable gain or reduction in capital loss upon the disposition of such Units. Gain or loss measured by comparing the proceeds of such sale or redemption with the adjusted basis of the Units. If the Trustee disposes of Obligations, gain or loss is recognized to the Unitholder (subject to various nonrecognition provisions of the Code). the amount of any such gain or loss is measured by comparing the Unitholder's pro rata portion of the total proceeds from such disposition with his basis for his fractional interest in the asset disposed of. The basis of each Unit and of each Obligation which was issued with original issue discount (or has market discount) must be increased by the amount of accrued original issue discount (and accrued market discount if the Unitholder elects to include market discount as it accrues) and the basis of each Unit and of each Obligation which was purchased by the Trust at a premium must be reduced by the annual amortization of bond premium, which the Unitholder has properly elected to amortize under Section 171 of the Code.

     Each Unitholders pro rata share of each expense paid by the Trust is deductible by the Unitholder to the same extent as though the expense had been paid directly to him. It should be noted that, as a result of The Tax Reform Act of 1986 (the "Act"), certain itemized deductions, such as investment expenses, tax return preparation fees and employee business expenses will be deductible by individuals only to the extent they exceed 2% of such individual's adjusted gross income. Unitholders may be required to treat some or all of the expenses paid by the Trust as miscellaneous itemized deductions subject to this limitation.

     Certain of the Obligations in the Trust may have been acquired with "original issue discount." In the case of any Obligations in the Trust acquired with "original issue discount" that exceeds a "de minimis" amount as specified in the Code, such discount is includable in taxable income of the Unitholders on an accrual basis computed daily, without regard to when payments of interest on such Obligations are received. The Code provides a complex set of rules governing the accrual of original issue discount. These rules provide that original issue discount generally accrues on the basis of a constant compound interest rate over the term of the Obligations. Special rules apply if the purchase price of an Obligation exceeds its original issue price plus the amount of original issue discount which would have previously accrued, based upon its issue price (its "adjusted issue price"). Similarly, these special rules would apply to a Unitholder if the tax basis of his pro rata portion of an Obligation issued with original issue discount exceeds his pro rata portion of its adjusted issue price. It is possible that a Corporate Bond that has been issued at an original issue discount may be characterized as a "high-yield discount obligation" within the meaning of Section 163(e)(5) of the Code. To the extent that such an obligation is issued at a yield in excess of six percentage points over the applicable Federal rate, a portion of the original issue discount on such obligation will be characterized as a distribution on stock (e.g., dividends) for purposes of the dividends received deduction which is available to certain corporations with respect to certain dividends received by such corporations.

     If a Unitholder's tax basis in his pro rata portion of any Corporate Bond held by the Trust is less than his allocable portion of such Corporate Bond's stated redemption price at maturity (or, if issued with original issue discount, the allocable portion of its revised issue price), such difference will constitute market discount unless the amount of market discount is "de minimis" as specified in the Code. Market discount accrues daily computed on a straight line basis, unless the Unitholder elects to calculate accrued market discount under a constant yield method.

     Accrued market discount is generally includable in taxable income of the Unitholders as ordinary income for Federal tax purposes upon the receipt of serial principal payments on Corporate Bonds held by the Trust, on the sale, maturity or disposition of such Corporate Bonds by the Trust and on the sale of a Unitholder's Units unless a Unitholder elects to include the accrued market discount in taxable income as such discount accrues. If a Unitholder does not elect to annually include accrued market discount in taxable income as it accrues, deductions for any interest expense incurred by the Unitholder to purchase or carry his Units will be reduced by such accrued market discount. In general, the portion of any interest which was not currently deductible would ultimately be deductible when the accrued market discount is included in income.

     The tax basis of a Unitholder with respect to his interest in an Obligation is increased by the amount of original issue discount (and market discount, if the Unitholder elects to include market discount, if any, on the Obligations held by the Trust in income as it accrues) thereon properly included in the Unitholder's gross income as determined for Federal income tax purposes and reduced by the amount of any amortized premium which the

Unitholder has properly elected to amortize under Section 171 of the Code. A Unitholder's tax basis in his Units will equal his tax basis in his pro rata portion of all o the assets of the Trust.

     A Unitholder will recognize taxable gain (or loss) when all or part of the pro rata interest in an Obligation is disposed of in a taxable transaction for an amount greater (or less) than his tax basis therefor..

     As previously discussed, gain realized on the disposition of the interest of a Unitholder in any Corporate Bond deemed to have been acquired by the Unitholder with market discount will be treated as ordinary income to the extent the gain does not exceed the amount of accrued market discount not previously taken into income.

     If a Unitholder disposes of a Unit, he is deemed thereby to have disposed of his entire pro rata interest in all Trust assets including his pro rata portion of all of the Corporate Bonds represented by the Unit. This may result in a portion of the gain, if any, on such sale being taxable as ordinary income under the market discount rules (assuming no election was made by the Unitholder to include market discount in income as it accrues) as previously discussed.

     A Unit who is a foreign investor (i.e., an investor other than a U.S. citizen or resident or a U.S. corporation, partnership, estate or trust) will not be subject to United States Federal income taxes, including withholding taxes on interest income (including any original issue discount) on, or any gain from the sale or other disposition of, his pro rata interest in any Obligation held by the Trust or the sale of his Units provided that all of the following conditions are met:

            (i) the interest income or gain is not effectively connected with the conduct by the foreign investor of a trade or business within the United States;

            (ii) if the interest is United States source income (which is the case for most securities issued by United States issuers), the Obligation is issued after July 18, 1984, (which is the case for each Obligation held by the Trust) the foreign investor does not own, directly or indirectly, 10% or more of the total combined voting power of all classes of voting stock of the issuer of the Obligation and the foreign investor is not a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to the issuer of the Obligation;

            (iii) with respect to any gain, the foreign investor (if an individual) is not present in the United States for 183 days or more during his or her taxable year; and

            (iv) the foreign investor provides all certification which may be required of his status.

     It should be noted that the Tax Act includes a provision which eliminates the exemption from United States taxation, including withholding taxes, for certain "contingent interest." This provision applies to interest received after December 31, 1993. No opinion is expressed herein regarding the potential applicability of this provision and whether United States taxation or withholding taxes could be imposed with respect to income derived from the Units as a result thereof.

     The scope of this opinion is expressly limited to the federal income tax matters set forth herein, and, except as expressly set forth above, we express no opinion with respect to any other taxes, including foreign, state or local taxes or collateral tax consequences with respect to the purchase, ownership and disposition of Units.

                                       Very truly yours



                                       CHAPMAN AND CUTLER

MJK/ch

                               Chapman and Cutler
                             111 West Monroe Street
                            Chicago, Illinois  60603

                                December 5, 1995

EVEREN Unit Investment Trusts,
a service of Kemper Securities, Inc.
77 West Wacker Drive, 29th Floor
Chicago, Illinois  60601

The Bank of New York
101 Barclay Street
New York, New York  10286

     Re: EVEREN Unit Investment Trusts Series 40

Gentlemen:

     We have acted as counsel for EVEREN Unit Investment Trusts, a service of Kemper Securities, Inc., as Sponsor and Depositor of EVEREN Unit Investment Trusts Series 40 (the "Trust"), in connection with the issuance of Units of fractional undivided interest in the Trust, under a Trust Agreement dated December 5, 1995 (the "Indenture") between EVEREN Unit Investment Trusts, a service of EVEREN Securities, Inc., as Depositor and Evaluator, and The Bank of New York, as Trustee.

     In this connection, we have examined the Registration Statement, the Prospectus, the Indenture, and such other instruments and documents as we have deemed pertinent.

     The assets of the Trust will consist of a portfolio of high yield, high-risk corporate debt obligations (the "Corporate Bonds" or the "Obligations") as set forth in the Prospectus. All Obligations have been issued after July 18, 1984.

     Based upon the foregoing and upon an investigation of such matters of law as we consider to be applicable, we are of the opinion that, under existing Federal income tax law:

            (i) The Trust is not an association taxable as a corporation for Federal income tax purposes but will be governed by the provisions of subchapter J (relating to Trusts) of chapter 1, Internal Revenue Code of 1986 (the "Code").

            (ii) Each Unitholder will be considered as owning a pro rata share of each asset of the Trust for Federal income tax purposes. Under subpart E, subchapter J of chapter 1 of the Code, income of the Trust will be treated as income of each Unitholder. Each Unitholder will be considered to have received his pro rata share of income derived from each Trust asset when such income is received by the Trust. Each Unitholder will also be required to include in taxable income for Federal income tax purposes, original issue discount with respect to his interest in any Obligation held by the Trust at the same time and in the same manner as though the Unitholder were the direct owner of such interest.

            (iii) Each Unitholder will have a taxable event when an Obligation is disposed of (whether by sale, exchange, redemption, payment on maturity or otherwise) or when the Unitholder redeems or sells his Units. A Unitholder's tax basis in his Units will equal his tax basis in his pro rata portion of all the assets of the Trust. Such basis, is determined (before the adjustments described below) by apportioning the tax basis for the Units among each of the Trust assets according to value as of the valuation date nearest the date of acquisition of the Units Unitholders must reduce their tax basis of their Units for their share of accrued interest, if any on obligations delivered after the date the Unitholders pay for their Units to the extent such interest accrued on such Obligations during the period from the Unitholder's settlement date to the date such obligations are delivered to the Trust and, consequently such Unitholder may have an increase in taxable gain or reduction in capital loss upon the disposition of such Units. Gain or loss measured by comparing the proceeds of such sale or redemption with the adjusted basis of the Units. If the Trustee disposes of Obligations, gain or loss is recognized to the Unitholder (subject to various nonrecognition provisions of the Code). The amount of any such gain or loss is measured by comparing the Unitholder's pro rata portion of the total proceeds from such disposition with his basis for his fractional interest in the asset disposed of. The basis of each Unit and of each Obligation which was issued with original issue discount (or has market discount) must be increased by the amount of accrued original issue discount (and accrued market discount if the Unitholder elects to include market discount as it accrues) and the basis of each Unit and of each Obligation which was purchased by the Trust at a premium must be reduced by the annual amortization of bond premium, which the Unitholder has properly elected to amortize under Section 171 of the Code.

     Each Unitholders pro rata share of each expense paid by the Trust is deductible by the Unitholder to the same extent as though the expense had been paid directly to him. It should be noted that, as a result of The Tax Reform Act of 1986 (the "Act"), certain itemized deductions, such as investment expenses, tax return preparation fees and employee business expenses will be deductible by individuals only to the extent they exceed 2% of such individual's adjusted gross income. Unitholders may be required to treat some or all of the expenses paid by the Trust as miscellaneous itemized deductions subject to this limitation.

     Certain of the Obligations in the Trust may have been acquired with "original issue discount." In the case of any Obligations in the Trust acquired with "original issue discount" that exceeds a "de minimis" amount as specified in the Code, such discount is includable in taxable income of the Unitholders on an accrual basis computed daily, without regard to when payments of interest on such Obligations are received. The Code provides a complex set of rules governing the accrual of original issue discount. These rules provide that original issue discount generally accrues on the basis of a constant compound interest rate over the term of the Obligations. Special rules apply if the purchase price of an Obligation exceeds its original issue price plus the amount of original issue discount which would have previously accrued, based upon its issue price (its "adjusted issue price"). Similarly, these special rules would apply to a Unitholder if the tax basis of his pro rata portion of an Obligation issued with original issue discount exceeds his pro rata portion of its adjusted issue price. It is possible that a Corporate Bond that has been issued at an original issue discount may be characterized as a "high-yield discount obligation" within the meaning of Section 163(e)(5) of the Code. To the extent that such an obligation is issued at a yield in excess of six percentage points over the applicable Federal rate, a portion of the original issue discount on such obligation will be characterized as a distribution on stock (e.g., dividends) for purposes of the dividends received deduction which is available to certain corporations with respect to certain dividends received by such corporations.

     If a Unitholder's tax basis in his pro rata portion of any Corporate Bond held by the Trust is less than his allocable portion of such Corporate Bond's stated redemption price at maturity (or, if issued with original issue discount, the allocable portion of its revised issue price), such difference will constitute market discount unless the amount of market discount is "de minimis" as specified in the Code. Market discount accrues daily computed on a straight line basis, unless the Unitholder elects to calculate accrued market discount under a constant yield method.

     Accrued market discount is generally includable in taxable income of the Unitholders as ordinary income for Federal tax purposes upon the receipt of serial principal payments on Corporate Bonds held by the Trust, on the sale, maturity or disposition of such Corporate Bonds by the Trust and on the sale of a Unitholder's Units unless a Unitholder elects to include the accrued market discount in taxable income as such discount accrues. If a Unitholder does not elect to annually include accrued market discount in taxable income as it accrues, deductions for any interest expense incurred by the Unitholder to purchase or carry his Units will be reduced by such accrued market discount. In general, the portion of any interest which was not currently deductible would ultimately be deductible when the accrued market discount is included in income.

     The tax basis of a Unitholder with respect to his interest in an Obligation is increased by the amount of original issue discount (and market discount, if the Unitholder elects to include market discount, if any, on the Obligations held by the Trust in income as it accrues) thereon properly included in the Unitholder's gross income as determined for Federal income tax purposes and reduced by the amount of any amortized premium which the Unitholder has properly elected to amortize under Section 171 of the Code. A Unitholder's tax basis in his Units will equal his tax basis in his pro rata portion of all o the assets of the Trust.

     A Unitholder will recognize taxable gain (or loss) when all or part of the pro rata interest in an Obligation is disposed of in a taxable transaction for an amount greater (or less) than his tax basis therefor..

     As previously discussed, gain realized on the disposition of the interest of a Unitholder in any Corporate Bond deemed to have been acquired by the Unitholder with market discount will be treated as ordinary income to the extent the gain does not exceed the amount of accrued market discount not previously taken into income.

     If a Unitholder disposes of a Unit, he is deemed thereby to have disposed of his entire pro rata interest in all Trust assets including his pro rata portion of all of the Corporate Bonds represented by the Unit. This may result in a portion of the gain, if any, on such sale being taxable as ordinary income under the market discount rules (assuming no election was made by the Unitholder to include market discount in income as it accrues) as previously discussed.

     A Unit who is a foreign investor (i.e., an investor other than a U.S. citizen or resident or a U.S. corporation, partnership, estate or trust) will not be subject to United States Federal income taxes, including withholding taxes on interest income (including any original issue discount) on, or any gain from the sale or other disposition of, his pro rata interest in any Obligation held by the Trust or the sale of his Units provided that all of the following conditions are met:

            (i) the interest income or gain is not effectively connected with the conduct by the foreign investor of a trade or business within the United States;

            (ii) either

                   (a) the interest is United States source income (which is the case for most securities issued by United States issuers), the debt instrument is issued after July 18, 1984, the foreign investor does not own, directly or indirectly, 10% or more of the total combined voting power of all classes of voting stock of the issuer of the debt instrument and the Unitholder is not a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to the issuer of the debt instrument; or

                   (b) the interest income is not from sources within the United
            States;

            (iii) with respect to any gain, the foreign investor (if an individual) is not present in the United States for 183 days or more during his or her taxable year; and

            (iv) the foreign investor provides all certification which may be required of his status.

     It should be noted that the "Revenue Reconciliation Act of 1993," includes a provision which eliminates the exemption from United States taxation, including withholding taxes, for certain "contingent interest." This provision applies to interest received after December 31, 1993. No opinion is expressed herein regarding the potential applicability of this provision and whether United States taxation or withholding taxes could be imposed with respect to income derived from the Units as a result thereof.

     The scope of this opinion is expressly limited to the matters set forth herein, and, except as expressly set forth above, we express no opinion with respect to any other taxes, including state or local taxes or collateral tax consequences with respect to the purchase, ownership and disposition of Units.

                                       Very truly yours



                                       CHAPMAN AND CUTLER

MJK/ch